Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certify that, to his knowledge, (i) the Form 10-K filed by AB&T Financial Corporation (the “Issuer”) for the year ended December 31, 2011, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Date: April 9, 2012

/s/Daniel C. Ayscue
Daniel C. Ayscue
President and Chief Executive Officer
(Principal Executive Officer)

/s/Roger A. Mobley
Roger A. Mobley
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)